As filed with the Securities and Exchange Commission on June 3, 2004

Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASK JEEVES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3334199
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5858 Horton Street, Suite 350
Emeryville, California 94608
(Address, Including Zip Code, of Principal Executive Offices)

Interactive Search Holdings, Inc. 2001 Equity Incentive Plan
Interactive Search Holdings, Inc. 2003 Equity Incentive Plan
(Full Title of the Plan(s))

Brett Robertson
Secretary and General Counsel
Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, California 94608
(510) 985-7400
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

Karen K. Dreyfus, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
(650) 473-2600

CALCULATION OF REGISTRATION FEE

Title Of	Amount	Proposed Maximum	Proposed Maximum	Amount Of
Securities	To Be	Offering	Aggregate Offering	Registration
To Be Registered	Registered	Price Per Share	Price	Fee
Common Stock, $0.001 par value, issuable under the Interactive Search Holdings, Inc. 2001 Equity Incentive Plan	81,774(1)(2) shares	$41.37(3)	$3,382,990(3)	$429(3)

Title Of	Amount	Proposed Maximum	Proposed Maximum	Amount Of
Securities	To Be	Offering	Aggregate Offering	Registration
To Be Registered	Registered	Price Per Share	Price	Fee
Common Stock, $0.001 par value, issuable under the Interactive Search Holdings, Inc. 2003 Equity Incentive Plan	124,464(1)(2) shares	$41.37(3)	$5,149,076(3)	$653(3)

Totals	206,238(1)(2) shares	$41.37(3)	$8,532,066(3)	$1,082(3)

(1)	This Registration Statement covers, in addition to the number of shares of Ask Jeeves, Inc., a Delaware corporation (the “Company”) common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Interactive Search Holdings, Inc. 2001 Equity Incentive Plan (formerly known as the Bulldog Holdings, Inc. 2001 Equity Incentive Plan) and the Interactive Search Holdings, Inc. 2003 Equity Incentive Plan (formerly known as the Bulldog Holdings, Inc. 2003 Equity Incentive Plan) (collectively, the “Plans”), as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Each share is accompanied by a Preferred Stock Purchase Right pursuant to the Rights Agreement, dated as of April 26, 2001, between the Company and Fleet National Bank, N.A., as Rights Agent.

(3)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 1, 2004, as reported on the Nasdaq National Market System. The Exhibit Index for this Registration Statement is at page 9.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on May 15, 2003, July 31, 2002, November 15, 2001 and October 5, 1999 (Commission File Nos. 333-105271, 333-97405, 333-73400 and 333-88435, respectively);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2003, filed with the Commission on March 1, 2004 (Commission File No. 000-26521);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2004, filed with the Commission on May 3, 2004 (Commission File No. 000-26521);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on May 18, 2004 and March 5, 2004 (Commission File No. 000-26521);

(e)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on June 28, 1999, and as subsequently amended (Commission File No. 000-26521), and any other amendment or report filed for the purpose of updating such description; and

(f)	The description of the Company’s Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A filed with the Commission on May 10, 2001 (Commission File No. 000-26521), and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     The Common Stock is registered pursuant to Section 12 of the Exchange Act, and therefore, the description of securities is omitted.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify other officers to the fullest extent permitted by law. Under its Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Company’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such director or officer against certain expenses (including attorneys’ fees), judgments, fines and settlement amounts paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as a director or officer of the Company (subject to certain exceptions), and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. The Company believes that its Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

     The Company maintains a policy providing directors’ and officers’ liability insurance, which insures directors and officers of the Company in certain circumstances with a liability limit of $20,000,000 per claim and in the aggregate, subject to varying retentions. This coverage is on a claims made basis.

     The foregoing summaries are necessarily subject to the complete text of the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, the indemnity agreements entered into between the Company and each of its directors and officers and the Company's directors' and officers' liability insurance policy and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     See the attached Exhibit Index at page 9, which is incorporated herein by reference

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on May 28, 2004.

ASK JEEVES, INC.

By:	/s/ Steven Berkowitz

Steven Berkowitz
Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Steven Berkowitz and Steven J. Sordello, and each of them, acting individually and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ A. George (Skip) Battle	Executive Chairman of the Board of Directors	May 28, 2004
A. George (Skip) Battle

/s/ Steven Berkowitz Steven Berkowitz	Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2004

/s/ Steven J. Sordello Steven J. Sordello	Chief Financial Officer (Principal Financial Officer)	May 28, 2004

/s/ Scott T. Bauer Scott T. Bauer	Vice President and Corporate Controller (Principal Accounting Officer)	May 28, 2004

David S. Carlick	Director

Signature	Title	Date

James Casella	Director

/s/ Joshua C. Goldman Joshua C. Goldman	Director	May 28, 2004

/s/ Garrett Gruener Garrett Gruener	Director	May 28, 2004

/s/ James D. Kirsner James D. Kirsner	Director	May 28, 2004

Geoffrey Y. Yang	Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1.1	Interactive Search Holdings, Inc. 2001 Equity Incentive Plan (formerly known as the Bulldog Holdings, Inc. 2001 Equity Incentive Plan).

4.1.2	Amendment No. 1 to Interactive Search Holdings, Inc. 2001 Equity Incentive Plan.

4.2	Interactive Search Holdings, Inc. 2003 Equity Incentive Plan (formerly known as the Bulldog Holdings, Inc. 2003 Equity Incentive Plan).

5	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of Ernst & Young LLP (Independent Auditors).

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).